AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 16, 2016

Registration No. 333-201762

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Voltari Corporation

(Exact name of registrant as specified in its charter)

Delaware	90-0933943
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

601 West 26th Street, Suite 415

New York, NY 10001

(212) 388-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Breeman

601 West 26th Street, Suite 415

New York, NY 10001

(212) 388-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Samuel P. Williams, Esq.

James E. Bedar, Esq.

Jason S. McCaffrey, Esq.

Brown Rudnick LLP

One Financial Center

Boston, MA 02111

Telephone: (617) 856-8200

Facsimile: (617) 856-8201

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Small reporting company	☒

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and the Registration Statement on Form S-4 as amended (File No. 333-186564), which was initially filed on February 11, 2013, was amended on February 14, 2013, March 13, 2013, and March 26, 2013 and became effective on March 27, 2013 (the “Prior Registration Statement”).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to the registration statement on Form S-1 (File No. 333-201762) (the “Registration Statement”) of Voltari Corporation (the “Company”) is being filed to include the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 that was filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2016 and to convert the Form S-1 into a Registration Statement on Form S-3 pursuant to the transaction eligibility requirements of Form S-3 General Instruction I.B.4.

The Registration Statement was originally declared effective by the SEC on February 13, 2015. The Registration Statement originally covered (1) a primary offering of subscription rights to purchase common stock and 4,300,000 shares of common stock issuable upon the exercise of the subscription rights (the “Rights Offering”) and (2) 1,014,982 shares of common stock issuable upon the exercise of warrants, which were previously registered on the Company’s Registration Statement on Form S-4 (File No. 333-186564), as amended, which was initially filed on February 11, 2013 (the “Warrant Shares Registration”). On March 30, 2015, the Company completed the Rights Offering and issued an aggregate of 4,300,000 shares of common stock. As a result of the completion of the Rights Offering, the Registration Statement currently covers only the sale of the shares of our common stock issuable from time to time upon the exercise of the warrants. As such, the Registration Statement now covers 1,014,982 shares of the Company’s common stock issuable upon exercise of the warrants.

On April 24, 2015, Post-Effective Amendment No. 1 to the Registration Statement was declared effective by the SEC. Post-Effective Amendment No. 1 included the information contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 that was filed with the SEC on March 31, 2015, as amended by Amendment No. 1 thereto on Form 10-K/A filed with the SEC on April 20, 2015, and certain of the Company’s current reports on Form 8-K that had been filed with the SEC since December 31, 2014.

On August 14, 2015, Post-Effective Amendment No. 2 was declared effective by the SEC. Post-Effective Amendment No. 2 includes the information contained in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015, filed with the SEC on August 7, 2015, and certain of the Company’s current reports on Form 8-K that had been filed with the SEC since December 31, 2014.

All filing fees payable in connection with the registration of the shares registered by the Registration Statement on Form S-1 were paid by the registrant at the time of the initial filing of such Registration Statement or the Warrant Shares Registration. No additional securities are registered hereby.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2016

PROSPECTUS

1,014,982 SHARES OF COMMON STOCK, ISSUABLE UPON EXERCISE

OF WARRANTS

This prospectus relates to the issuance of 1,014,982 shares of our common stock, par value $0.001 per share, upon the exercise of warrants, at an exercise price of $6.50 per whole share. We issued these warrants on April 9, 2013 (at the time we became the successor registrant to Motricity, Inc.) in exchange for the warrants to purchase shares of common stock of Motricity issued on October 11, 2012. As a result of a 1-for-10 reverse stock split, and pursuant to the terms of that certain Warrant Agreement by and between the Company and American Stock Transfer and Trust Company, as Warrant Agent, dated as of October 11, 2012, ten (10) warrants must be exercised to purchase one (1) share of common stock, at a price of $6.50 per whole share. The Company is not required to issue fractions of shares of common stock upon exercise of the warrants. No securities are being offered pursuant to this prospectus other than 1,014,982 shares of our common stock issuable upon the exercise of such warrants.

Our common stock is traded on the Nasdaq Capital Market, which we refer to as “NASDAQ,” under the symbol “VLTC.” The closing price of our common stock on March 11, 2016 was $4.47 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD READ CAREFULLY THE SECTION ENTITLED “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, WHICH IS INCORPORATED HEREIN BY REFERENCE, AND IN ANY OF OUR SUBSEQUENTLY FILED QUARTERLY AND CURRENT REPORTS THAT ARE INCORPORATED HEREIN BY REFERENCE.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS PASSED ON THE MERITS OF OR OTHERWISE APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL, ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2016

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and the information included or incorporated by reference in it contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 12E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding our plans, objectives, expectations and intentions. Such statements include, without limitation, any statements regarding our transformation plan, our exit from the mobile marketing and advertising business and our entry into the real estate investment business, any statements regarding our ability to generate profits, any statements regarding various estimates we have made in preparing our financial statements, statements that refer to projections of our future operating performance, statements regarding any pro forma financial information we present, the sufficiency of our capital resources to meet our cash needs, the exit from or disposition of certain of our businesses, and the anticipated growth and trends in our businesses. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect our business and prospects include without limitation:

•	any financial or other information included herein (including any pro forma financial information) based upon or otherwise incorporating judgments or estimates based upon future performance or events;

•	our ability to raise additional capital or generate the cash necessary to continue and expand our operations and to fund the liquidation preference on, or redeem, our Series J preferred stock if required to do so;

•	our ability to protect and make use of our substantial net operating loss carryforwards;

•	our ability to implement our transformation plan;

•	our ability to compete in the highly competitive real estate investment industry;

•	the impact of government regulation, legal requirements or industry standards relating to commercial real estate;

•	our limited experience acquiring and managing commercial real properties;

•	our ability to execute real estate acquisitions;

•	risks generally associated with the commercial real estate investment business;

•	our ability to meet the criteria required to remain listed on NASDAQ;

•	the ongoing benefits and risks related to our relationship with Mr. Carl C. Icahn, our principal beneficial stockholder and principal lender, through certain of his affiliates; and

•	the impact and costs and expenses of any litigation we may be subject to now or in the future.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements. Our actual results could be different from the results described in or anticipated by our forward-looking statements due to the inherent uncertainty of estimates, forecasts, projections and pro forma financial information, and may be materially better or worse than anticipated. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements represent our estimates and assumptions only as of the date of this report. We expressly disclaim any duty to provide updates to forward-looking statements, and the estimates and assumptions associated with them, after the date of this report, in order to reflect changes in circumstances or expectations or the occurrence of unanticipated events except to the extent required by applicable securities laws. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed above, as well as the risks and uncertainties discussed in Part I, Item 1A - Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. We qualify all of our forward-looking statements by these cautionary statements. We caution you that these risks are not exhaustive. We operate in a continually changing business environment and new risks emerge from time to time.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with information other than that contained in this prospectus. We are not making an offer of securities in any state or other jurisdiction where it is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date subsequent to the date set forth on the front cover of this document, even though this prospectus is delivered or securities are sold on a later date. Further, you should not consider any information in this prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding an investment in our securities. Unless the context otherwise requires, the terms “Voltari,” “the Company,” “our company,” “we,” “us,” “our” and similar names refer to Voltari Corporation and its subsidiaries.

ABOUT VOLTARI CORPORATION

Voltari Corporation (“Voltari” or the “Company”), a Delaware corporation, is in the business of acquiring, financing and leasing commercial real properties. The Company intends to lease such properties pursuant to “double net” or “triple net” leases. The Company intends to explore additional strategic opportunities from time to time, which may include opportunities with respect to its intellectual property, investments in various industries or acquisitions.

Voltari Corporation is a Delaware corporation. Our principal executive offices are located at 601 West 26th Street, Suite 415, New York, New York 10001, and our telephone number is (212) 388-5500. Our internet address is www.voltari.com. The information contained on our web site is not part of, and is not incorporated or included into, this prospectus.

Our common stock is traded on the NASDAQ Capital Market under the symbol “VLTC.”

RISK FACTORS

A purchase of our shares of common stock is an investment in our securities and involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information contained in or incorporated by reference in this prospectus, including the risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2015, together with any material changes or additions thereto contained in subsequent filed Quarterly Reports on Form 10-Q and those contained in our other filings with the SEC, which are incorporated herein by reference. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

If any of these risks actually occur, our business, financial condition and results of operations would likely suffer. In that case, the market price of our common stock could decline, and you may lose part or all of your investment in our company. Additional risks of which we are not presently aware or that we currently believe are immaterial may also harm our business and results of operations.

USE OF PROCEEDS

As a result of a 1-for-10 reverse stock split, and pursuant to the terms of the Warrant Agreement by and between the Company and American Stock Transfer and Trust Company, as Warrant Agent, dated as of October 11, 2012 (the “Warrant Agreement”), ten (10) warrants must be exercised to purchase one (1) share of common stock, at a price of $6.50 per whole share. The Company is not required to issue fractions of shares of common stock upon exercise of the warrants. If all of our issued and outstanding common stock warrants are exercised, we would receive net proceeds of approximately $6.6 million in the aggregate, or approximately $6.50 per share. We cannot predict when or if the common stock warrants will be exercised, and it is possible that the common stock warrants may expire and never be exercised. We intend to use any net proceeds from the exercise of our common stock warrants for general corporate and working capital purposes, including without limitation, for any acquisitions we may pursue, though, except as previously disclosed, we have no current plans to pursue any specific acquisitions.

DESCRIPTION OF THE COMPANY’S COMMON STOCK

The following description is a general summary of the terms of our common stock. The description below does not purport to be complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”). The description herein does not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of our Certificate of Incorporation and Bylaws because they, and not the summaries, define the rights of holders of shares of our common stock. You can obtain copies of our Certificate of Incorporation and our Bylaws by following the directions under the heading “Where You Can Find More Information.”

Authorized Capital. Our Certificate of Incorporation provides us with the authority to issue 25,000,000 shares of common stock, par value $0.001 per share, of which, as of March 9, 2016, there were 8,994,814 shares outstanding.

Voting Rights. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders.

Dividend and Liquidation Rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to receive their ratable share of the net assets of our company available after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock.

Miscellaneous. Holders of our common stock have no preemptive, subscription or redemption rights. There are no redemption or sinking fund provisions applicable to the common stock.

Transfer Restrictions. Shares of our common stock, including those that have already been issued and those that will be issued in the future (which includes shares of common stock issued upon exercise of any common stock warrants), contain restrictions on transfer. These transfer restrictions are designed to prohibit certain transfers of our common stock in excess of amounts that could limit or impair our ability to use our net operating losses (“NOLs”) to reduce our future income tax liability under the Internal Revenue Code of 1986, as amended (the “Code”).

Specifically, the transfer restrictions prohibit transfers to the extent that, as a result of such transfer, either (i) a stockholder (or several stockholders, in the aggregate, who hold their common stock as a “group” under the federal securities laws) would become a holder of 5% or more of our common stock (as defined under Section 382 of the Code) or (ii) the percentage ownership of an existing 5% holder would increase. Our board of directors has the power to approve certain transfers that would otherwise be restricted in accordance with the provisions of our amended and restated certificate of incorporation. The transfer restrictions will remain in effect until the board of directors determines that an ownership change would not result in a substantial limitation on our ability to use our NOLs, that no significant value attributable to the NOLs would be preserved by continuing the transfer restrictions or that such restrictions are no longer in our best interests.

NASDAQ Listing. Our common stock is currently listed on the NASDAQ Capital Market under the symbol “VLTC.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF THE COMPANY’S COMMON STOCK WARRANTS

This section describes the material terms of our common stock warrants, which were issued by our predecessor, Motricity, Inc. on October 11, 2012 and which were exchanged for warrants to purchase shares of our common stock on April 9, 2013. These warrants have different terms than the warrants issued prior to our initial public offering.

Shares of Common Stock Subject to the Common Stock Warrants. As a result of a 1-for-10 reverse stock split, and pursuant to the terms of the Warrant Agreement, ten (10) warrants must be exercised to purchase one (1) share of common stock, at a price of $6.50 per whole share. The Company is not required to issue fractions of shares of common stock upon exercise of the warrants. As of March 9, 2016, common stock warrants to purchase an aggregate of 1,014,958 shares of our common stock were issued and outstanding. The number of shares issuable upon exercise of the common stock warrants is subject to adjustment as described below.

Exercise of the Common Stock Warrants. The current exercise price, subject to adjustment, is $6.50 per whole share. Holders of our common stock warrants may be restricted from exercising their warrants if such exercise would result in the holder becoming the direct or indirect owner of more than 48.75% of the common stock, as determined under Section 382 of the Code and such exercise would result in an ownership change (within the meaning of Section 382 of the Code) that results in a substantial limitation on our ability to use our NOLs and related tax benefits.

Subject to state securities laws, the common stock warrants may be exercised from the date of issuance until any time on or before 5:00 pm, New York City time on or before October 11, 2017. They may be subject to exercise restrictions in certain states. For example, our common stock warrants may not be exercised by residents of Florida.

Restrictions on Transfer. These warrants may not be transferred to residents of Florida.

Voting Rights. The holders of our common stock warrants have no voting rights or other rights as a stockholder before (and then only to the extent) warrants have been exercised.

OTCQB Listing. Our common stock warrants are quoted on the OTCQB under the symbol “VLTCW.”

Adjustments to the Common Stock Warrants. The number of shares of common stock issuable upon exercise of our common stock warrants, and the exercise price applicable to the common stock warrants, are subject to adjustment in certain circumstances, including a stock split, a stock dividend, a subdivision, combination or recapitalization of our common stock.

Fundamental Transactions. Upon a capital reorganization, reclassification of our securities, consolidation or merger of the Company resulting in a change of control of the Company, a sale of substantially all of our assets or a similar transaction requiring stockholder approval, the holders of our common stock warrants will be required to exercise their common stock warrants immediately prior to the closing of such transaction, or such common stock warrants will automatically expire.

Registration Statement. We are required to use our reasonable best efforts to maintain an effective registration statement for the issuance of the common stock underlying our common stock warrants.

Accounting Treatment. To the extent our common stock warrants will have a dilutive effect on earnings per share, our common stock warrants are included in fully diluted shares outstanding using the treasury method.

The description of the Warrant Agreement in this prospectus is a summary of certain material provisions of the Warrant Agreement. These descriptions do not restate the agreement in its entirety and do not contain all of the information that you may find useful or that may be important to you. You should refer to the provisions of the Warrant Agreement and warrant certificate relating to the common stock warrants because they, and not the summaries, define your rights as holders of the common stock warrants. You can obtain a copy of the Warrant Agreement and warrant certificate by following the directions under the heading “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We will deliver shares of our common stock upon exercise of the common stock warrants. As of March 11, 2016, the outstanding common stock warrants were exercisable for an aggregate of 1,014,958 shares of our common stock. As a result of a 1-for-10 reverse stock split, and pursuant to the terms of the Warrant Agreement, ten (10) warrants must be exercised to purchase one (1) share of common stock, at a price of $6.50 per whole share. We will not issue fractional shares upon exercise of the common stock warrants. Each of the common stock warrants contains instructions for exercise. The Warrant Agreement and the warrants contain various terms and conditions of exercise. In order to exercise any of the common stock warrants, the holder must deliver to us the information required in the common stock warrants, along with payment for the exercise price of the shares to be purchased, and must otherwise comply with the various terms and conditions of exercise contained in the Warrant Agreement and the warrants. We will then deliver shares of our common stock in the manner described above in the section titled “Description of the Company’s Common Stock Warrants” beginning on page 5 of this prospectus.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, have been passed upon for us by Brown Rudnick LLP, Boston, Massachusetts.

EXPERTS

The financial statements and schedule incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated in reliance on the report of Grant Thornton LLP, independent registered public accountants, upon authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may review and obtain copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to these reports, as well as other reports relating to us that are filed with or furnished with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, which contains reports, proxy and information statements, and other information that we file electronically with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the securities covered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document. You can get a copy of the registration statement, at prescribed rates, from the sources listed above. The registration statement and the documents referred to below under “Incorporation of Certain Documents by Reference” are also available on our Internet website, www.voltari.com. The information on or available through our website is not, and should not be considered, a part of this report.

You may also obtain copies of these documents, other than exhibits, free of charge by contacting John Breeman, the Chief Financial Officer of the Company, at our principal executive offices, which are located at 601 W. 26th Street, Suite 415, New York, New York 10001, or by telephone at (212) 388-5500.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by other information that is included in or incorporated by reference into this document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important information about us:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 16, 2016;

•	our Current Report on Form 8-K filed with the SEC on February 19, 2016 (except, with respect to each of the foregoing, for portions of such reports which were deemed to be furnished and not filed);

•	the description of our common stock contained in Motricity, Inc.’s registration statement on Form 8-A, filed with the SEC on June 15, 2010, including any amendment or report filed for the purpose of updating such description; and

•	the description of our common stock warrants contained in our registration statement on Form 8-A, filed with the SEC on April 10, 2015, including any amendment or report filed for the purpose of updating such description.

We incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than those furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC), from the date of the registration statement of which this prospectus is part until the termination of the offering of the securities. These documents may include annual, quarterly and current reports, as well as proxy statements. Any material that we later file with the SEC will automatically update and replace the information previously filed with the SEC. These documents are available to you without charge. See “Where You Can Find More Information.”

For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document.

1,014,982 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE

OF WARRANTS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14	Other Expenses of Issuance and Distribution.

SEC registration fee	$475	**
Accounting fees and expenses*	$1,000
Legal fees and expenses*	$1,000
Printing and engraving expenses*	$0
Warrant agent fees and expenses*	$0
Miscellaneous*	$0
Total*	$2,475

*	Estimated pursuant to Item 511 of Regulation S-K
**	Previously paid

Item 15	Indemnification of Directors and Officers.

We are incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, for any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director actually and reasonably incurred.

In accordance with Section 102 of the DGCL, our amended and restated certificate of incorporation contains a provision to limit the personal liability of our director’s violations of their fiduciary duty. This provision eliminates each director’s liability to us and our stockholders for monetary damages except (i) for any breach of the director’s duty of loyalty to us or to our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit.

We have also entered into indemnification agreements with certain of our directors, substantially in the form of the indemnification agreement filed by us as an exhibit to the registration statement on Motricity, Inc.’s (our predecessor entity) Registration Statement on Form S-1 filed with the Securities and Exchange Commission on January 22, 2010 (333-164471). These indemnification agreements provide contractual indemnification to our officers and directors in addition to the indemnification provided in our restated certificate of incorporation and bylaws.

We currently have directors’ and officers’ liability insurance policies to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 15	Exhibits and Financial Statement Schedules.

Incorporated by Reference
Exhibit #	Exhibit Description	Form	Filing Date	Filed by

3.1	Amended and Restated Certificate of Incorporation of Voltari Corporation	S-4	02/11/2013	Voltari

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Voltari Corporation	8-K	04/23/2013	Voltari

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Voltari Corporation	8-K	09/12/2014	Voltari

3.4	Certificate of Amendment of Certificate of Incorporation of Voltari Corporation	8-K	9/16/2015	Voltari

3.5	Amended and Restated Bylaws of Voltari Corporation	S-4	02/11/2013	Voltari

4.1	Specimen Stock Certificate for Voltari Corporation Common Stock	S-4	02/11/2013	Voltari

4.2	Specimen Stock Certificate for Voltari Series J Preferred Stock	S-4	02/11/2013	Voltari

4.3	Form of Warrant for Voltari Corporation	S-4	02/11/2013	Voltari

4.4	Warrant Agreement by and between Motricity, Inc. and American Stock Transfer & Trust Company, dated October 11, 2012	8-K	10/12/2012	Motricity

5.1	Opinion of Brown Rudnick regarding legality of securities registered	S-1/A	2/12/2015	Voltari

8.1	Opinion of Dentons US LLP regarding tax matters	S-1/A	2/12/2015	Voltari

23.1	Consent of Grant Thornton LLP*

23.2	Consent of Brown Rudnick LLP (included in Exhibit 5.1)	S-1/A	02/12/2015	Voltari

23.3	Consent of Dentons US LLP (included in Exhibit 8.1)	S-1/A	02/12/2015	Voltari

*	Filed herewith

Item 17	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To supplement the prospectus, after the expiration of the subscription period to set forth the results of the subscription offer.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(9) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on March 16, 2016.

VOLTARI CORPORATION

By:	/s/ John Breeman
John Breeman
Chief Financial Officer

We, the undersigned, hereby severally constitute and appoint Mr. John Breeman our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this registration statement, to sign any registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and desirable to be done in and about the premises as fully and to all intents and purposes as we might or could do in person, hereby ratifying and confirming all facts and things that said attorney-in-fact and agent, or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title(s)	Date

/s/ John Breeman John Breeman	Chief Financial Officer (Acting Principal Executive Officer and Principal Financial Officer)	March 16, 2016

/s/ Kenneth Goldmann Kenneth Goldmann	Chief Administrative and Accounting Officer (Principal Accounting Officer)	March 16, 2016

/s/ Peter Shea Peter Shea	Director	March 16, 2016

/s/ Jaffrey A. Firestone Jaffrey A. Firestone	Director	March 16, 2016

/s/ Kevin Lewis Kevin Lewis	Director	March 16, 2016